Exhibit 23.1

to Registration Statement

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in International Shipholding Corporation’s Annual Report on Form 10-K for the two years ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

September 3, 2013